Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	James G. Clark
EVP and CFO
(858) 617-6080
jim.clark@edlending.com

EDUCATION LENDING GROUP, INC. ANNOUNCES

FIRST QUARTER RESULTS

COMPANY RECORDS FIRST PROFITABLE QUARTER

San Diego, CA. – May 6, 2004 – Education Lending Group, Inc., (NASDAQ:EDLG) today announced results for its first quarter ended March 31, 2004. During the first quarter of 2004, the Company recorded net income of $3.0 million, or $0.19 per share (basic) and $0.16 per share (diluted), compared to a net loss of $(1.6) million, or $(0.14) per share (basic and diluted) during the first quarter of 2003. On a non-GAAP basis, net income for the quarter, excluding the non-cash charges for stock based compensation was $3.8 million or $0.24 per share (basic) and $0.21 per share (diluted) compared to a non-GAAP net loss of ($1.6) million or ($0.14) per share (basic and diluted) for the quarter ended March 31, 2003, which was the same as our GAAP loss for that quarter.

The Company reported interest income of $30.5 million compared to interest income of $14.9 million in the first quarter of 2003. Net interest income after the provision for loan losses for the quarter was $13.5 million compared to $4.1 million during the first quarter 2003. Gain on sale for the quarter was $2.4 million compared to gain on sale of $7.7 million for the quarter ended March 31, 2003. Sales and marketing expenses were $10.2 million for the quarter ended March 31, 2004 (including $6.2 million for marketing partner expense) compared to $11.5 million (including $7.8 million for marketing partner expense) in the comparable quarter of the prior year. General and administrative expense was $2.5 million and $1.9 million for the quarters ended March 31, 2004 and 2003, respectively. Expense related to our servicing division in the first quarter of 2004 was $0.2 million. There were no expenses related to this division in the first quarter of 2003.

Robert deRose, Chief Executive Officer, stated “With this quarter we reached a significant milestone in our history by entering profitability. As we expected, during the quarter we began to see decreased originations in consolidation loans, while we experienced aggressive growth (a 113% increase) in our Stafford and PLUS business. We originated over $484 million in loans during the quarter of which $126.9 million or 26% were Stafford and PLUS loans. We are especially pleased with this development as we look to focus on building our Stafford and PLUS loan originations. In the coming months we expect these loans will continue to represent a larger percentage of our loan originations as the education market remains strong.”

Mike Shaut, President and Chief Operating Officer, noted that the Company’s results reflect its business model unfolding as designed. “During the quarter we grew our student loan portfolio by over $300 million, bringing our total loan portfolio to approximately $3.7 billion, which is more than double its size a year ago. Our student loan portfolio has reached a level sufficient to produce income in excess of our expenses, resulting in our first quarter of profitability. Additionally, we have been added to the preferred lender-list at over 100 schools during the quarter, putting us on a total of 511 lender-lists. This is one of the key drivers to achieving additional growth in our Stafford and PLUS loan portfolios.”

The Company will be hosting a conference call today at 4:30 PM Eastern Standard Time. Investors, analysts, and the media are invited to participate by calling (888) 792-1075.

About Education Lending Group

Education Lending Group is a specialty finance company principally engaged in providing student loan products, services and solutions to students, parents, schools and alumni associations. Our business is focused on originating and purchasing federally guaranteed student loans through the Federal Family Education Loan Program, known as FFELP, including consolidation loans, Stafford loans and parent loans for undergraduate students (PLUS).

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This press release may include forward-looking statements within the meaning of Section 7A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on the Company’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and the Company’s affiliate companies, that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in the Company’s Securities and Exchange Commission filings, including the Company’s 2003 Annual Report on Form 10-K, filed on March 12, 2004. The discussion should be read in conjunction with the Company’s Financial Statements and related Notes thereto included in the Company’s Form 10-KSB and Form 10-QSB filings.

EDUCATION LENDING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2004	December 31, 2003
	(Unaudited)
ASSETS

Student loans, net of loan loss reserve	$900,700,102	$540,561,502
Student loans, net of loan loss reserve (securitized)	2,696,655,319	2,750,239,082
Student loans held for resale at the lower of cost or market	76,651,150	75,441,990
Restricted cash and investments	149,022,431	141,846,261
Cash and cash equivalents	27,426,833	33,557,879
Interest & other receivables	34,451,863	28,191,861
Property and equipment, net	1,717,417	1,600,606
Deferred financing costs	12,038,817	12,268,239
Other	1,176,853	133,448

Total Assets	$3,899,840,785	$3,583,840,868

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)

Accounts payable	$2,880,489	$4,470,680
Government payable	7,777,357	7,917,689
Accrued expenses and other liabilities	6,255,650	8,217,111
Education Loan Backed Notes related to securitized student loans structured as collateralized borrowings	2,855,535,613	2,905,121,844
Warehouse loan facility	1,025,333,858	660,353,242

Total Liabilities	3,897,782,967	3,586,080,566

Preferred stock—$0.001 par value, 10,000,000 shares authorized
Common stock—$0.001 par value, 40,000,000 shares authorized, 16,296,337 and 15,917,705 shares issued and outstanding, respectively	16,296	15,918
Additional paid in capital	42,306,611	40,673,609
Accumulated deficit	(38,577,705)	(41,548,168)
Other comprehensive loss	(1,687,384)	(1,381,057)

Total Stockholders’ Equity/(Deficit)	2,057,818	(2,239,698)

Total Liabilities and Stockholders’ Equity/(Deficit)	$3,899,840,785	$3,583,840,868

EDUCATION LENDING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2004 and 2003

(Unaudited)

	2004	2003
Interest income:
Student loans, net	$30,135,859	$14,712,652
Investments	356,220	190,905

	30,492,079	14,903,557
Cost of interest income
Interest related expenses	14,714,103	8,607,003
Valuation of interest rate swap	—	912,702
Loan servicing and other fees	1,863,703	727,609

Total cost of interest income	16,577,806	10,247,314

Net interest income	13,914,273	4,656,243

Less: provision for loan losses	437,523	554,630

Net interest income after provision for loan losses	13,476,750	4,101,613

Other income
Gain on sale of student loans	2,426,546	7,741,418
Other	58,011	7,045

Total other income	2,484,557	7,748,463

Operating expenses:
General and administrative	2,528,930	1,898,913
Servicing	164,103	—
Sales & marketing	10,192,858	11,509,951

Total operating expenses	12,885,891	13,408,864

Income/(loss) before income tax provision	3,075,416	(1,558,788)

Income tax provision	104,953	36,056

Net income/(loss)	$2,970,463	$(1,594,844)

Net income/(loss) per share:
Basic	$0.19	$(0.14)
Diluted	$0.16	$(0.14)

Weighted average common shares outstanding:
Basic	15,980,461	11,311,164

Diluted	18,493,415	11,311,164

EDUCATION LENDING GROUP, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION

	For the quarter ended
	March 31, 2004	March 31, 2003
GAAP net income/(loss)	$2,970,463	$(1,594,844)
Add back: stock-based compensation	861,145	—
Less: tax effect of stock-based compensation	(17,920)	—

Non-GAAP net income/(loss)	$3,813,688	$(1,594,844)

Basic non-GAAP net income/(loss) per share	$0.24	$(0.14)
Diluted non-GAAP net income/(loss) per share	$0.21	$(0.14)

Weighted average shares outstanding, basic	15,980,461	11,311,164
Weighted average shares outstanding, diluted	18,493,415	11,311,164

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